                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
              PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a)

      I, Eugene M. Isenberg, Chairman and Chief Executive Officer of Nabors Industries Ltd., certify that:

1. I have reviewed this annual report on Form 10-K/A of Nabors Industries Ltd.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2005
                                         /s/ Eugene M. Isenberg
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                                         Eugene M. Isenberg
                                         Chairman and Chief Executive Officer